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                               November 7, 1996



The Board of Trustees
Storage Trust Realty
2407 Rangeline Street
Columbia, Missouri 65202

Ladies and Gentlemen:

      We have acted as special counsel to Storage Trust Realty, a Maryland real estate investment trust (the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by the Company of an aggregate of 200,000 common shares of beneficial interest (the "Shares") of the Company, $.01 par value per share, with the Securities and Exchange Commission (the "SEC") in connection with the Company's 1994 Share Option Plan, as amended by the First Amendment thereto (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement"), relating to such Shares to be registered with the SEC pursuant to the Plan.

      As special counsel to the Company, we have examined originals or copies certified to our satisfaction of the Company's Second Amended and Restated Declaration of Trust (the "Declaration of Trust") and Amended and Restated Bylaws, resolutions of the Board of Trustees, and such other Company records, instruments, certificates and documents as we considered necessary to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

      Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the Shares will have been duly authorized for issuance, and when the


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The Board of Trustees
Storage Trust Realty
November 7, 1996
Page 2

Shares are issued and delivered in accordance with the Company Proceedings and the Plan, the Shares will be validly issued, fully paid and, except as described below, nonassessable.

      Our opinion relating to the nonassessability of the Shares does not pertain to the potential liability of shareholders of a real estate investment trust for debts and liabilities of the Company. Section 5-350 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland provides that a shareholder of a real estate investment trust is not personally liable for the obligations of the real estate investment trust. The Company's Second Amended and Restated Declaration of Trust provides that the shareholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Company or the trustees, that the shareholders shall not be liable to assessment and that the trustees shall have no power to bind the shareholders personally. The Second Amended and Restated Declaration of Trust further provides that the Company shall, with certain limited exceptions, indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they become subject by virtue of their status as current or former shareholders. In addition, we have been advised that the Company has a policy of inserting a clause in its business, management and other contracts that provides that shareholders shall not be personally liable thereunder. Accordingly, no personal liability should attach to the Company's shareholders for contract claims under any contract containing such a clause where adequate notice is given. However, with respect to tort claims, contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable for such claims and liabilities.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel".

                                          Very truly yours,


                                          MAYER, BROWN & PLATT